Exhibit 99.3

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

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In re	:	Chapter 11 Case No.
:
ARMSTRONG WORLD INDUSTRIES,	:	00-4471 (JKF)
INC., et al.,	:
	:	(Jointly Administered)
Debtors.	:
	:	Response Deadline: March 16, 2007 at 4:00 p.m.
	:	Hearing Date: April 2, 2007 at 1:00 p.m.
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MOTION FOR ORDER PURSUANT TO BANKRUPTCY

RULE 9019(a) APPROVING STIPULATION AND AGREEMENT

AMONG ARMSTRONG WORLD INDUSTRIES, INC.,

ARMSTRONG HOLDINGS, INC., AND ARMSTRONG WORLDWIDE, INC.

TO THE HONORABLE JUDITH K. FITZGERALD,

UNITED STATES BANKRUPTCY JUDGE:

Armstrong World Industries, Inc. (“AWI”), as a reorganized debtor in the above-captioned chapter 11 cases, as and for its motion, dated February 26, 2007 (the “Motion”), for an order pursuant to Rule 9019(a) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) approving that certain Stipulation and Agreement with Respect to Claims of Armstrong Holdings, Inc. (“AHI”) and Armstrong Worldwide, Inc. (“AWWD”), respectfully represents to the Court as follows:

I. JURISDICTION

1. This Court has jurisdiction to consider this matter pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. Jurisdiction with respect to this matter is also proper pursuant to Article IX of the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified, dated February 21, 2006. The Court has the authority to grant the relief requested herein pursuant to Bankruptcy Rule 9019(a).

II. BACKGROUND

A. General

2. On December 6, 2000 (the “Commencement Date”), AWI and two of its affiliates (collectively, the “Debtors”), each commenced a case under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

3. On May 23, 2003, AWI filed with the Court the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc. (as modified, the “Original Plan”). On November 17 and 18, 2003, the Court conducted a hearing on confirmation of the Original Plan. On December 19, 2003, the Court entered the Proposed Findings of Fact and Conclusions of Law Regarding Confirmation of the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified, and the Proposed Order Confirming the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified.

4. On February 23, 2005, following an objection to the Original Plan by the Official Committee of Unsecured Creditors, the United States District Court for the District of Delaware (the “District Court”) issued a memorandum decision and order (the “District Court Order”) denying confirmation of the Original Plan. AWI appealed from the District Court Order to the U.S. Court of Appeals for the Third Circuit (the “Third Circuit”). On December 29, 2005, the Third Circuit issued a decision in which it affirmed the District Court Order.

5. On February 21, 2006, AWI filed the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified, dated February 21, 2006 (the “Plan”). On August 18, 2006, the District Court entered (i) the Order Confirming the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified (the “Confirmation Order”), and (ii) Findings of Fact and Conclusions of Law Regarding the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified.

6. On October 2, 2006, the “Effective Date” under the Plan occurred, and AWI emerged from chapter 11.

B. AWI’s Relationship With AHI and AWWD

7. Prior to the Effective Date of the Plan, AHI was the publicly held Armstrong parent holding company. More specifically, prior to the Effective Date, AHI owned all of the stock of AWWD, which in turn owned all of the stock of AWI.

8. AHI became the parent company of AWI on May 1, 2000, following AWI shareholder approval of a plan of exchange under which each share of AWI common stock was automatically exchanged for one share of AHI common stock. Stock certificates that formerly represented shares of AWI were automatically converted into certificates representing the same number of shares of AHI. AHI and AWWD did not have any significant assets or operations other than their respective equity interests.

C. The Bar Date and Schedules

9. On January 30, 2001, the Debtors filed with the Court their schedules of assets and liabilities, except for Schedule F (Creditors Holding Unsecured Claims Against the Estate), which was filed on March 21, 2001, pursuant to the Court’s order dated February 21, 2001 extending the Debtors’ time to file such schedule (together, the “Schedules”). The Debtors listed an aggregate of approximately 182,584 claims on their Schedules.

10. By order dated April 18, 2001 (the “Bar Date Order”), the Court set August 31, 2001 (the “Bar Date”) as the deadline for filing certain proofs of prepetition claims against the Debtors in the chapter 11 cases. Pursuant to the Bar Date Order, each creditor holding a prepetition claim against one or more of the Debtors, subject to certain limited exceptions not relevant to this Motion, was required to file a proof of claim on or before the Bar Date.

D. The Intercompany Claims

11. As of the Commencement Date, and as a result of certain prepetition relationships and transactions, AHI and AWWD each filed a prepetition claim against AWI in AWI’s chapter 11 case.1 More specifically, on or about August 23, 2001, (a) AHI filed proof of claim number 3060 (the “AHI Claim”) against AWI in a contingent and unliquidated amount, and (b) AWWD filed proof of claim number 3059 (the “AWWD Claim”) against AWI in a contingent and unliquidated amount. The AHI

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It should also be noted that as of the Commencement Date, AWI asserted certain intercompany claims against AHI and AWWD. Moreover, since the Commencement Date, additional claims have been or could be asserted as a result of intercompany relationships and transactions by AHI/AWWD against AWI or by AWI against AHI/AWWD.

Claim and the AWWD Claim are hereinafter referred to as the “Claims.” Attached to the AHI Claim is the following Rider:

This proof of claim is for all amounts owing (whether contingent, unliquidated or otherwise) to the claimant in connection with or relating to the following:

(i) That certain Affiliate Agreement, dated May 1, 2000, by and between Armstrong Holdings, Inc. and Armstrong World Industries, Inc.;

(ii) That certain Management Services Agreement, dated as of August 7, 2000, by and between Armstrong Holdings, Inc. and Armstrong World Industries, Inc.;

(iii) All intercompany obligations owing by Armstrong World Industries, Inc. to claimant in an amount at least equal to $2.5 million; and

(iv) All other amounts due or payable by Armstrong World Industries, Inc. to claimant, whether pursuant to intercompany obligations or otherwise.

Claimant reserves the right to amend and supplement this claim.

Attached to the AWWD Claim is the following Rider:

This proof of claim is for all amounts owing (whether contingent, unliquidated or otherwise) to the claimant in connection with or relating to the following:

(i) All intercompany obligations owing by Armstrong World Industries, Inc. to claimant, including, without limitation, all amounts evidenced by that certain Intercompany Promissory Note, dated May 2, 2000, payable by Armstrong World Industries, Inc. to Armstrong Worldwide, Inc. in the original principal amount of $2,012,774.95; and

(ii) All other amounts due or payable by Armstrong World Industries, Inc. to claimant, whether pursuant to intercompany obligations or otherwise.

Claimant reserves the right to amend and supplement this claim.

Copies of the Claims are annexed hereto as Exhibit “A.”

12. In connection with the Original Plan, all intercompany claims held by AHI and AWWD were to be released in consideration for, inter alia, the distribution of warrants to AWWD (and then, in turn, to AHI and its shareholders) under the Original Plan. Because, as stated, the Original Plan was not confirmed and the Plan eliminated the distribution of any consideration to existing equity, the Claims remained disputed and have not been resolved.

13. To the extent the Claims are allowed, they would be treated as Unsecured Claims2 under Class 6 of the Plan. In light of the contingent and unliquidated nature of the Claims, and in order to facilitate the calculation of the Pro Rata Share with respect to Class 6 of the Plan, AWI and AHI/AWWD entered into that certain Stipulation and Agreement with Respect to Unliquidated Claims of Armstrong Holdings, Inc. and Armstrong Worldwide, Inc., dated November 2, 2006 (the “Unliquidated Claims Stipulation”). Pursuant to the Unliquidated Claims Stipulation, the Claims, “to the extent Allowed, shall be prepetition Unsecured Claims in Class 6 under the Plan and shall be capped in the aggregate amount of $30,000,000.” Unliquidated Claims Stipulation, ¶ 1. The Unliquidated Claims Stipulation further provides that “[s]ubject to the approval of the Bankruptcy Court, the Parties agree the aggregate minimum amount of the Claims shall be three million dollars ($3,000,000).” Id. at ¶ 2.

[2]	Capitalized terms utilized herein but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

14. On or about December 29, 2006, AWI filed an objection (the “Objection”) to the Claims seeking allowance of the Claims as prepetition, Unsecured Claims in Class 6 under the Plan in the aggregate amount of $3 million. The time for AHI and AWWD to respond to the Objection and the hearing with respect to the Objection have been adjourned without date.

15. Since the filing of the Stipulation and the Objection, AHI and AWWD have provided AWI with certain additional information with respect to the Claims in which they have asserted that AWI has a prepetition obligation owing to them in an aggregate amount of approximately $17.7 million, consisting largely of the following elements:

Intercompany loans to AWI (plus prepetition interest)	$4.2 million
Claims based upon restricted stock awards made by AWI in AHI stock	$12 million
AWI tax benefits attributable to AHI	$1.5 million
Total	$17.7 million

E. The Tax Dispute

16. In addition to the Claims, a dispute exists between AWI and its domestic subsidiaries, on the one hand, and AHI and AWWD, on the other hand, with respect to the proper allocation of certain anticipated refunds for taxes paid by the Armstrong Group (as hereinafter defined) in 2006 and prior years arising from deductions incurred by AWI and AWWD in 2006 in connection with the implementation of the Plan (the “Tax Dispute”).

17. The Tax Dispute involves certain elections with respect to net operating loss carrybacks or carryforwards, which entity controls the decision with respect to such elections, and how tax refunds are allocated among the various entities. In the absence of a consensual resolution of these issues, AHI has asserted that it has the right to control the election with respect to net operating losses and, under a best case scenario from its perspective, it could retain approximately $60 million of tax refunds, leaving a balance of approximately $13 million for AWI.

F. The Settlement Stipulation

18. During the past several weeks, AWI, on the one hand, and AHI and AWWD, on the other hand, have engaged in good faith, arms’ length negotiations in an effort to resolve both the Claims and the Tax Dispute.3 These negotiations have culminated in that certain Stipulation and Agreement with respect to Claims of Armstrong Holdings, Inc. and Armstrong Worldwide, Inc. (the “Stipulation”), dated February 26, 2007, a copy of which is annexed hereto as Exhibit “B.” The salient terms of the Stipulation may be summarized as follows:4

A.	The Claims shall be allowed as prepetition Unsecured Claims in Class 6 under the Plan in the aggregate amount of $8.5 million (the “Allowed Claim”) and shall receive the treatment and distributions provided thereunder.

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Because certain officers and members of the Board of Directors of AWI are also officers and/or members of the Board of Directors of AHI, in order to avoid even the appearance of a potential conflict, the negotiations took place between the Audit Committee of AWI’s Board, the members of which have no relationship with either AHI or AWWD, and two members of the Board of AHI who have no relationship with AWI.

[4]	This summary is qualified in its entirety by the exact terms and provisions of the Stipulation which govern in all respects.

B.	Within five business days after the Stipulation is approved by the Bankruptcy Court, AWI shall distribute under the Plan to AHI in respect of the Allowed Claim an initial distribution of 98,697 shares of New Common Stock and cash in the amount of $2,069,952.76. This distribution reflects the same percentage distribution that was made to holders of Allowed Claims in Class 6 of the Plan on the Initial Distribution Date. Thereafter, all future distributions in respect of the Allowed Claim shall be made as provided in the Plan.

C.	Within five business days after the Stipulation has been approved by the Bankruptcy Court, AWI shall pay to AHI $20 million in cash (the “Settlement Amount”) in full settlement and satisfaction of the Tax Dispute and any and all claims in any way related to the taxes of the Armstrong Group (as hereinafter defined).

D.

Upon Bankruptcy Court approval of the Stipulation, the parties shall be deemed to have mutually released the others and their respective officers, directors, employees and representatives with respect to all claims in any way relating to the Claims, the Chapter 11 Case, the Plan or the Tax Dispute, other than obligations arising under the Stipulation and other than AWI’s obligations under Sections 7.24 and 8.6 of the Plan.[5]

E.	AWI shall have full authority to prepare and file on behalf of any combined, consolidated, unitary or other tax filing group that includes AHI or AWWD (or both), on the one hand, and AWI and/or one or more of its subsidiaries, on the other hand (collectively, the “Armstrong Group”), for any taxable period ending on or before, or including the Effective Date of the Plan, all tax returns, reports or similar documents (collectively “Tax Returns”) required to be filed or that AWI otherwise deems appropriate.

F.	AWI shall be entitled to the entire amount of all refunds and credits with respect to any taxes of the Armstrong Group, and neither AHI nor AWWD shall be entitled to

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Section 7.24 of the Plan relates to obligations of AWI with respect to the costs and expenses associated with the dissolution and winding up of the affairs of AHI and AWWD, and Section 8.6 of the Plan relates to AWI’s obligation to indemnify directors and officers of AHI and AWWD.

any payments from AWI or any affiliate with respect to taxes of the Armstrong Group other than the Settlement Amount and any payments with respect to the indemnification obligation referred to in paragraph H below.

G.	AWI shall have the sole right to control and settle all tax contests, audits or other proceedings relating to any liability for taxes for the Armstrong Group.

H.	AWI shall indemnify and hold AHI, AWWD and their respective officers and directors harmless from and against any and all tax liability of the Armstrong Group for any taxable period ending on or before, or including, the Effective Date of the Plan.

III. THE SETTLEMENT SHOULD BE APPROVED

19. Pursuant to this Motion and in accordance with Bankruptcy Rule 9019(a), AWI respectfully requests the Court to enter an order approving the Stipulation and authorizing AWI to take any and all action necessary to effectuate the Stipulation and the settlement provided for therein.

20. Bankruptcy Rule 9019(a) provides as follows:

On motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement. Notice shall be given to creditors, the United States trustee, the debtor, and indenture trustees as provided in Rule 2002 and to any other entity as the court may direct.

Courts have interpreted this rule, as well as its predecessor, section 27 of the Bankruptcy Act, as granting broad authority to settle controversies.

21. A starting point in analyzing any proposed settlement agreement is the general policy of encouraging settlements and favoring compromises. See Myers v. Martin (In re Martin), 91 F.3d 389, 394 (3d Cir. 1996); Florida Trailer and Equip. Co. v.

Deal, 284 F.2d 567, 571 (5th Cir. 1960). The standard by which courts evaluate a proposed compromise and settlement are well established. In bankruptcy cases, the court should approve a proposed compromise and settlement when it is fair and equitable and in the best interests of the debtor’s estate and its creditors. See In re Marvel Entm’t Group, Inc., 222 B.R. 243, 249 (D. Del. 1998); In re Louise’s Inc., 211 B.R. 798, 801 (D. Del. 1997); In re Texaco, 84 B.R. 893, 901-02 (Bankr. S.D.N.Y. 1988); Depo v. Chase Lincoln First Bank, N.A. (In re Depo), 77 B.R. 381, 383 (N.D.N.Y. 1987), aff’d, 863 F.2d 45 (2d Cir. 1988).6

22. Under the well-established standard for consideration of the merits of a settlement, a settlement should be approved unless it “‘fall[s] below the lowest point in the range of reasonableness.’” Cosoff v. Rodman (In re W.T. Grant Co.), 699 F.2d 599, 608 (2d Cir.), cert. denied, 464 U.S. 822 (1983) (quoting Newman v. Stein, 464 F.2d 689, 693 (2d Cir.), cert. denied sub nom. Benson v. Newman, 409 U.S. 1039 (1972)); see also Am. Reserve Corp., 841 F.2d at 161; Teltronics Servs., Inc., 762 F.2d at 187-89.

23. In determining whether a settlement is within the range of reasonableness, the Court should consider four principal factors:

(1)	the probability of success in the litigation;

(2)	difficulties to be encountered in collection;

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See also In re Energy Coop., Inc., 886 F.2d 921, 927 (7th Cir. 1989); LaSalle Nat’l Bank v. Holland (In re Am. Reserve Corp.), 841 F.2d 159, 161 (7th Cir. 1987) (a court is not required to resolve the issues of fact and law compromised by a proposed settlement); Anaconda-Ericsson, Inc. v. Hessen (In re Teltronics Servs., Inc.), 762 F.2d 185, 187-89 (2d Cir. 1985).

(3)	the complexity of the litigation and related expense and inconvenience; and

(4)	the interests of the creditors.

Marvel, 222 B.R. at 249; see also Aetna Cas. & Sur. Co. v. Jasmine, Ltd. (In re Jasmine, Ltd.), 258 B.R. 119, 123 (D.N.J. 2000); see also Wallis v. Justice Oaks II, Ltd. (In re Justice Oaks II, Ltd.), 898 F.2d 1544 (11th Cir. 1990); see also Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v, Anderson, 390 U.S. 414, 424 (1968); Martin v. Kane (In re A&C Props.), 784 F.2d 1377, 1381 (9th Cir.), cert. denied sub nom. Martin v. Robinson, 479 U.S. 854 (1986). These factors seek to balance the probable benefit and potential cost of pursuing a claim or defense against the costs of the proposed settlement. The Stipulation clearly meets this standard and should be approved.

24. With respect to the Claims, AWI believes the amount of the Allowed Claim provided for in the Stipulation is eminently reasonable. As an initial matter, the amount of the prepetition loans made by AHI to AWI is not in dispute nor is the amount of prepetition accrued interest thereon. Further, AHI believes that, at the very least, there is more than a colorable basis for the balance of the Claims asserted by AHI, particularly amounts asserted with respect to restricted stock grants consisting of AHI stock that were made by AWI subsequent to the creation of the AHI holding company structure, and with respect to AHI’s approximate $1.5 million claim relating to certain tax benefits.

25. The reduction of the Claims to less than 50% of their asserted amount represents a fair and equitable compromise, especially where AWI’s own books and records could support a significantly higher claim. Moreover, the settlement of the

Claims as provided in the Stipulation avoids potentially time-consuming and costly litigation and the inherent uncertainties necessarily attendant thereto.

26. As to the Tax Dispute, the issues are even more complex and uncertain. Absent a consensual resolution, AHI asserts it is entitled to file the relevant tax returns for the Armstrong Group and to decide whether to utilize a two-year or a ten-year carryback of the group’s net operating losses, or to waive either or both carrybacks with respect to such losses. Moreover, AHI is the agent for the Armstrong Group for the 2006 tax year even though AHI and AWI are no longer affiliated, and AHI has the right to receive all tax refunds for the group. The law is unsettled as to what duty, if any, a former parent such as AHI owes to a former subsidiary with respect to elections to be made on a consolidated tax return, and the law is also unclear as to how the Armstrong Group’s tax refunds should be allocated among AHI and AWI when received. As stated, in the absence of a consensual resolution, on a best case basis from the standpoint of AHI, AHI has asserted it would be entitled to retain approximately $60 million of the approximately $73 million in aggregate estimated refunds.

27. AWI believes it has very persuasive arguments with respect to these issues, and that under applicable law it has cogent arguments that it is entitled to virtually all of the tax refunds. Nevertheless, litigation is fraught with uncertainty. The Stipulation, which guarantees that AWI controls the decisions with respect to the Tax Returns, including the right to control and settle all tax contests and the right to decide how it wishes to utilize tax attributes, certainly is reasonable and appropriate. Moreover, the Stipulation assures that AWI effectively receives and retains all but $20 million of the tax refunds. Finally, as is the case with the settlement of the Claims, the Stipulation avoids the time, expense and management distraction associated with litigating these complex issues.

28. For all of the foregoing reasons, the settlement embodied in the Stipulation clearly satisfies the standards under Bankruptcy Rule 9019(a) and should be approved.

29. No previous request for the relief sought herein has been made to this or any other Court.

IV. NOTICE

30. Notice of this Motion has been provided to the U.S. Trustee for the District of Delaware, the Designated Committee Representative,7 the attorneys for AHI and AWWD, and all shareholders of record of AHI as of February 23, 2007. AWI submits that no other or further notice need be provided of this Motion.

WHEREFORE AWI respectfully requests that the Bankruptcy Court enter an order (i) approving the Stipulation pursuant to Bankruptcy Rule 9019(a), (ii) authorizing AWI to take any and all action necessary to effectuate the settlement as provided in the Stipulation, and (iii) granting AWI such other and further relief as is just.

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The Designated Committee Representative is defined in the Armstrong World Industries, Inc. Amended Claims Settlement Procedures, which is Exhibit 1.39 to the Plan, and is a designated representative of the Unsecured Creditors’ Committee.

Dated:	February 26, 2007
Wilmington, Delaware

Mark D. Collins (No. 2981)
Rebecca L. Booth (No. 4031)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square, P.O. Box 551
Wilmington, Delaware 19899
(302) 658-6541

-and-

Stephen Karotkin
Debra A. Dandeneau
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION